Exhibit 10.74

COMMON STOCK

WARRANT AGREEMENT

BY AND BETWEEN

IMPCO TECHNOLOGIES, INC.

AND

BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC

DATED AS OF JULY [    ], 2003

i

THIS COMMON STOCK WARRANT AGREEMENT (the “Agreement”) is dated as of July [    ], 2003 and entered into by and between IMPCO TECHNOLOGIES, INC., a Delaware corporation (“Company”), and BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC, a Delaware limited liability company (“Warrant Holder”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of July [    ], 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and between Company and Warrant Holder, Company has agreed to issue to Warrant Holder a Common Stock Warrant, as hereinafter described (the “Warrant”), to purchase 500,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) (the Common Stock issuable upon exercise of the Warrant being referred to herein as the “Warrant Securities”). Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Purchase Agreement, as in effect on the date hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Issuance of Warrant. In consideration of monies provided by Warrant Holder to Company pursuant to the Purchase Agreement, and subject to the conditions and restrictions contained in this Agreement and in the Purchase Agreement, Company hereby agrees to issue the Warrant to Warrant Holder.

SECTION 2. Investment Representations. Warrant Holder represents and warrants to Company as follows:

(a) This Agreement, when executed and delivered by Warrant Holder, will constitute valid and legally binding obligations of Warrant Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent to the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or securities laws.

(b) Warrant Holder is acquiring the Warrant for investment for its own account and not with a view to or for sale in connection with any distribution of the Warrant or the Warrant Securities in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable federal or state securities laws and Warrant Holder has no present intention of selling, granting any participation in, or otherwise distributing the Warrant or the Warrant Securities.

(c) Warrant Holder (i) is familiar with the business management and financial affairs of Company, (ii) has had an opportunity to discuss with representatives of Company the condition of and any prospects for the continued operation and financing of Company and such other matters as Warrant Holder has deemed appropriate in considering whether to invest in the

Warrant, (iii) has had an opportunity to review Company’s facilities, and (iv) has been provided access to all available information about Company requested by Warrant Holder.

(d) Warrant Holder understands that the Warrant and the Warrant Securities have not been registered under the Securities Act, or registered or qualified under the securities laws of any state and that Warrant Holder may not sell or otherwise transfer the Warrant or Warrant Securities unless they are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits sale or other transfer without such registration and qualification. Warrant Holder acknowledges that the Warrant Securities must be held indefinitely unless subsequent registration under the Securities Act or an exemption from such registration is available. Warrant Holder is aware of the provision of Rule 144 promulgated under the Securities Act which permits limited resale of the Warrant Securities subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Warrant Securities, the availability of certain public information about Company, the resale occurring not less than one year after Warrant Holder has purchased and paid for the Warrant Securities, the sale being effected through a “broker transaction” or in a transaction directly with a “Marketmaker” (as provided by Rule 144(f) and the number of shares being sold during any three-month period not exceeding specified limitations.

(e) Warrant Holder understands that the Warrant Securities, and any securities issued in respect thereof or exchange therefor, may bear one or more legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL (SUCH COUNSEL TO BE REASONABLY SATISFACTORY TO COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF NO ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

Notwithstanding the foregoing, this Section 2(e) shall not apply to the Warrant Securities, and any securities issued in respect thereof or exchange therefor, if (A) a registration statement related thereto is effective as of the date of the issuance or Transfer (as defined below) of such Warrant Securities and any securities issued in respect thereof or exchange therefor or (B) such Warrant Securities, and any securities issued in respect thereof or exchange therefor, are sold, assigned, transferred, pledged, hypothecated, or otherwise disposed pursuant to Rule 144 under the Securities Act.

(f) Warrant Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

SECTION 3. Warrant Certificate. The certificate evidencing the Warrant (the “Warrant Certificate”) to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Annex 1 attached hereto.

SECTION 4. Registration. Company shall number and register the Warrant Certificate in a register as it is issued.

SECTION 5. Registration of Transfers and Exchanges.

(a) Prior to any Transfer (as defined below) or attempted Transfer of the Warrant, unless the Transfer is made pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, the holder of the Warrant shall obtain from counsel to such Warrant Holder (who may be an employee of such Warrant Holder) who shall be reasonably satisfactory to Company, an opinion that the proposed transfer of such Warrant may be effected without registration under the Securities Act; provided, however, that an opinion from counsel shall not be required in connection with any Transfer of the Warrant to an Affiliate of such Warrant Holder. Each Warrant issued upon such transfer shall bear the restrictive legends set forth on the Warrant Certificate attached hereto as Annex 1, unless, with respect to the first such legend, (i) the Transfer is made pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, or (ii) in the opinion of any such counsel such legend is not required in order to ensure compliance with the Securities Act. As used herein, “Transfer” means sell, assign, transfer, pledge, hypothecate, mortgage, encumber, dispose by gift or bequest, or otherwise transfer or dispose.

(b) Subject to Section 5(a), Company shall from time to time register the transfer of the Warrant Certificate in a Warrant register to be maintained by Company upon surrender of such Warrant Certificate accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by Company. The Warrant Certificate may be exchanged at the option of Warrant Holder, when surrendered to Company at its office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Securities. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by Company.

(c) Notwithstanding Sections 5(a) and 5(b), Warrant Holder shall not transfer or attempt to transfer this Warrant in an amount representing a right to acquire less than 50% of the Warrant Securities. For purposes of this Section 5(c), the term “transfer” shall be deemed to include any sale, pledge, hypothecation, hedge, put or call option, straddle or collar, or any similar transaction respecting this Warrant or (subject to the proviso in clause (i) below) the Warrant Securities, or any offer to do any of the foregoing; provided, however, that (i) transfers of Warrant Securities following exercise of this Warrant shall not be so restricted and (ii) no transfer shall be deemed to have occurred in connection with the transfer of all or any part of this Warrant in connection with the pro rata distribution hereof to the equity holders of Warrant Holder made for purposes other than the circumvention of the transfer restrictions contemplated hereby.

SECTION 6. Warrant; Exercise of Warrant.

(a) Subject to the terms of this Agreement, Warrant Holder shall have the right, which may be exercised commencing on the Closing Date and until 5:00 p.m., Los Angeles time, on the 10th anniversary of such date (the “Exercise Period”), to receive from Company the number of fully paid and nonassessable Warrant Securities which Warrant Holder may at the time be entitled to receive on exercise of such Warrant and payment to Company of the Exercise Price (as defined below) then in effect for such Warrant Securities. In the alternative, Warrant Holder may exercise its right, during the Exercise Period, to receive Warrant Securities on a net basis, such that, without the exchange of any funds, such Warrant Holder receives that number of Warrant Securities otherwise issuable (or payable) upon exercise of its Warrant less that number of Warrant Securities having a Current Market Price (as defined in Section 10(g) (1)) one Business Day prior to the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder of Warrant Securities. If not exercised within the Exercise Period, the Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

(b) The Warrant may be exercised upon written notice of surrender to Company at its office designated for such purpose (the address of which is set forth in Section 16 hereof) the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase duly filled in and signed, and upon payment to Company of the exercise price per share of Common Stock (the “Exercise Price”) which is set forth in the form of Warrant Certificate attached hereto as Annex 1, subject to adjustment pursuant to Section 10 hereof, for the number of Warrant Securities in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made, at Warrant Holder’s option (i) in cash in immediately available funds or by certified or official bank check payable to the order of Company, (ii) in the manner provided in the second sentence of Section 6(a) or (iii) by assigning to Company all or any part of the unpaid principal amount of the Note held by the applicable Warrant Holder in a principal amount equal to the Exercise Price. If, pursuant to clause (iii) above, less than the entire unpaid principal amount of the Note shall be applied toward payment of the consideration payable upon any exercise of the Warrant, Warrant Holder shall surrender the Note and Company shall (1) pay to Warrant Holder the amount of unpaid interest accrued to the date of surrender on the portion of the principal amount of the Note which has been applied toward the Warrant Price, such payment to be in the form of a certified or official bank check or checks, and (2) issue a new Note (dated the date of the Note being surrendered) representing the balance of the unpaid principal amount of the Note so surrendered, payable to Warrant Holder or as Warrant Holder may otherwise direct.

(c) Upon receipt of such written notice of surrender of the Warrant and payment of the Exercise Price (or simply upon receipt of such written notice of surrender of the Warrant alone if Warrant Holder exercises the Warrant in the manner provided in the second sentence of Section 6(a)), Company shall issue and cause to be delivered within five (5) Business Days to or upon the written order of Warrant Holder and in such name or names as Warrant Holder may designate, a certificate or certificates for the number of full Warrant Securities issuable upon the exercise of such Warrant. Subject to Section 5(a), such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Securities as of the date of the surrender of such Warrant and payment of the Exercise Price (or simply upon receipt of such written notice of surrender of the Warrant alone if Warrant Holder exercises the Warrant in the manner provided in the second sentence of Section 6(a)).

(d) The Warrant shall be exercisable, at the election of Warrant Holder, either in full or from time to time in part and, in the event that a certificate evidencing a Warrant is exercised in respect of fewer than all of the Warrant Securities issuable on such exercise at any time prior to the date of expiration of the Warrant, a new Warrant Certificate evidencing the right to receive the remaining Warrant Securities will be issued and delivered pursuant to the provisions of this Section.

(e) The Warrant shall also be conditionally exercisable, at the election of Warrant Holder, so that if Warrant Holder exercises the Warrant in contemplation of the consummation of a transaction described in any of clauses (a) - (g) of Section 14 and such transaction is not consummated, Warrant Holder may elect to revoke such exercise, in which case such Warrant shall be deemed not to have been so exercised.

(f) Any Warrant Certificate surrendered upon exercise of a Warrant shall be cancelled and disposed of by Company. Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by Warrant Holder during normal business hours at its principal office.

(g) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares Company shall make a cash payment therefor on the basis of the Current Market Price then in effect.

SECTION 7. Payment of Taxes. Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Securities upon the exercise of the Warrant; provided, however, that Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificate or any certificates for Warrant Securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of the Warrant, and Company shall not be required to issue or deliver such Warrant Certificate unless or until the person or persons requesting the issuance thereof shall have paid to Company the amount of such tax or shall have established to the reasonable satisfaction of Company that such tax has been paid.

SECTION 8. Mutilated or Missing Warrant Certificate. In case a Warrant Certificate shall be mutilated, lost, stolen or destroyed, Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrant Securities, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it.

SECTION 9. Reservation of Warrant Securities. Company shall at all times reserve and keep available, free from preemptive and other similar rights out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Securities upon exercise of the Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of the Warrant.

Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Securities, Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that Company may validly and legally issue fully paid and nonassessable Warrant Securities at the Exercise Price as so adjusted.

Company covenants that all Warrant Securities which may be issued upon exercise of the Warrant will, upon issue, be fully paid, nonassessable, free of preemptive and other similar rights and free from all taxes, liens, charges, security interests and adverse claims with respect to the issue thereof.

SECTION 10. Adjustment of Exercise Price and Number of Warrant Securities Issuable. The Exercise Price and the number of Warrant Securities issuable upon the exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this Section 10, “Common Stock” means shares now or hereafter authorized of any class of common stock of Company and any other security of Company, however designated, that have the right to participate in any distribution of the assets or earnings of Company, excluding Preferred Stock. For purposes of this Agreement, “Preferred Stock” means shares now or hereafter authorized of capital stock of Company that have a preference in either the payment of dividends or the distribution of assets upon dissolution of Company.

(a) Adjustment for Change in Shares. If Company:

(1) pays a dividend or makes a distribution on its Common Stock in Common Stock;

(2) subdivides or reclassifies its outstanding Common Stock into a greater number of shares; or

(3) combines or reclassifies its outstanding Common Stock into a smaller number of shares;

then the Exercise Price shall be adjusted in accordance with the formula:

E’= E x O

             A

Where:

E’ = the adjusted Exercise Price.

E = the current Exercise Price.

O = the number of shares of all classes of Common Stock outstanding prior to such action.

A = the number of shares of all classes of Common Stock outstanding immediately after such action.

In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of such corporate action.

If after an adjustment Warrant Holder upon exercise of the Warrant may receive shares of two or more classes of capital stock of Company, Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege, the number of shares issuable upon such exercise and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue. If Company distributes or grants any rights, options or warrants to any holder of any class of its Common Stock entitling it at any time after the record date mentioned below to purchase Common Stock at a price per share less than the Current Market Price (as defined in Section 10(g)), the Exercise Price shall be adjusted in accordance with the formula:

O + N x P
E’ = Ex	M
O+N

where:

E’ =	the adjusted Exercise Price.

E =	the current Exercise Price.

O =	the number of shares of all classes of Common Stock outstanding on the record date.

N =	the number of additional shares of all classes of Common Stock issuable upon exercise of the rights, options or warrants offered.

P =	the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

M =	the Current Market Price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, (i) not all rights, options or warrants shall have been exercised or (ii) the exercise price per share for which Common Stock are issuable pursuant to such rights, options or warrants shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall be immediately readjusted to what it would have been if, in the case of clause (i) above, “N” in the above formula had been the number of shares actually issued or, in the case of clause (ii) above, “P” in the above formula had been the exercise price per share, as so increased or decreased, as the case may be.

This Section 10(b) does not apply to shares of Common Stock issued or issuable pursuant to options as awards granted to or to be granted to employees (other than executive officers or board members) and consultants of Company pursuant to broad-based employee stock incentive plans approved by Company’s Board of Directors.

(c) Adjustment for Certain Distributions. If Company distributes (including by way of share repurchases to the extent in excess of the Current Market Price per share) to any holder of any class of its Common Stock any of its assets (including, but not limited to, cash, debt securities, preferred shares, or any rights or warrants to purchase debt securities, preferred shares, assets or other securities of Company), the Exercise Price shall be adjusted in accordance with the formula:

E = Ex    M - F

                  M

where:

E’ =	the adjusted Exercise Price.

E =	the current Exercise Price.

M =	the Current Market Price per share of Common Stock on the record date mentioned below.

F =	the Fair Market Value (as defined in Section 10(g)) on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

This Section 10(c) does not apply to (i) dividends or distributions in shares of Common Stock to holders of its Common Stock (which event is addressed in Section 10(a)), (ii) rights, options or warrants referred to in Section 10(b) and (iii) distributions by Company of ordinary quarterly cash dividends to all holders of its Common Stock, provided that timely notice of such distributions is given by Company to Warrant Holder pursuant to Section 14.

(d) Adjustment for Dilutive Issuances of Common Stock. If Company issues shares of any class of its Common Stock for a consideration per share less than the Current Market Price per share on the date Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                O +  P

E’ = E x          M

                    A

where:

E’ =	the adjusted Exercise Price.

E =	the then current Exercise Price.

O =	the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such additional shares.

P =	the aggregate consideration received for the issuance of such additional shares.

M =	the Current Market Price per share on the date of issuance of such additional shares.

A =	the number of shares of all classes of Common Stock outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This Section 10(d) does not apply to: (1) any of the transactions described in subsections (a), (b) and (c) of this Section 10; (2) the exercise of the Warrant, or the conversion or exchange of other securities outstanding on the date of this Agreement that are convertible or exchangeable for Common Stock and were included in the calculation described in Section 12(b); (3) shares of Common Stock issued or issuable to employees (other than executive officers or board members) and consultants of Company pursuant to broad-based employee stock incentive plans approved by Company’s Board of Directors; or (4) shares of Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock for which rights or warrants an adjustment has been made pursuant to Section 10(b) or Section 10(e).

(e) Adjustment for Dilutive Convertible Securities Issue. If Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 10) for a consideration per Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                O +  P

E’ = E x          M

                    O+D

where:

E’ =	the adjusted Exercise Price.

E =	the then current Exercise Price.

O =	the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such securities.

P =	the aggregate consideration received for the issuance of such securities.

M =	the Current Market Price per share on the date of issuance of such securities.

D =	the maximum number of shares of all classes of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If (i) all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, or (ii) the exercise price per share for which Common Stock are issuable pursuant to such securities shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of, in the case of clause (i) above, the actual number of Common Stock issued upon conversion or exchange of such securities or, in the case of clause (ii) above, the exercise price per unit, as so increased or decreased, as the case may be.

This Section 10(e) does not apply to any of the transactions described in subsections (b) and (c) of this Section 10.

(f) Adjustment to Ensure Continued Compliance with Nasdaq Listing Standards. In the event that Company’s issuance of the Warrant at the Exercise Price set forth in the form of the Warrant Certificate attached hereto as Annex 1 without first obtaining approval from Company’s stockholders would violate Rule 4350(i) of the Rules of the National Association of Securities Dealers, Inc. as determined by the staff of the Nasdaq Stock Market, Inc., then, automatically and without any further action required by Company or Warrant Holder, the Exercise Price shall be increased to $         per share, and then further reduced and/or increased for any other adjustments to the Exercise Price that have occurred (or should have occurred) since the date of the Agreement through the date of adjusting the Exercise Price pursuant to this Section 10(f).

(g) Certain Definitions.

(1) Current Market Price. The Current Market Price per Common Stock on any date is:

(i) if the Common Stock is not then registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then the Fair Market Value of a share of Common Stock based upon the Fair Market Value of 100% of Company’s equity securities if sold on the basis that Company is a going concern, without regard to any discount for the lack of liquidity, and assuming, if applicable, the exercise, conversion or exchange of all in-the-money warrants, convertible or exchangeable securities, options or other rights to subscribe for or purchase any additional shares of Company’s equity securities or securities convertible into or exchangeable or exercisable for, such shares; or

(ii) if the Common Stock is then registered under the Exchange Act, the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing forty-five (45) trading days before the date in question. The “Quoted Price” of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or if the Common Stock is listed on a national securities exchange, the last reported sales price of the Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Current Market Price of the Common Stock shall be determined as if the Common Stock were not registered under the Exchange Act.

(2) Fair Market Value. Fair Market Value means the value obtainable upon a sale in an arm’s length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with fairness to both, as determined by the Board of Directors (or the equivalent thereof) of Company (the “Board”) in good faith; provided, however, that if Warrant Holder shall dispute the Fair Market Value as determined by the Board, Warrant Holder may undertake to have it and Company retain an Independent Expert. The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on Company and Warrant Holder. All costs and expenses of the Independent Expert shall be borne by Company if the final Fair Market Value as determined by the Independent Expert varies by more than 10% from the Fair Market Value as determined by the Board and shall be borne by Warrant Holder if the final Fair Market Value as determined by the Independent Expert varies by less then 10% from the Fair Market Value as determined by the Board.

(3) Independent Expert. “Independent Expert” means an investment banking firm of nationally recognized standing reasonably agreeable to Company and Warrant Holder which does not (and whose affiliates do not) have a direct or indirect financial interest in Warrant Holder, Company or any of their respective affiliates.

(h) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

(1) in the case of the issuance of Common Stock for cash, the consideration shall be the amount of such cash; provided, that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Company for any underwriting of the issue or otherwise in connection therewith;

(2) in the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof;

(3) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by Company for the issuance of such securities plus the additional minimum consideration, if any (without giving effect to any net cashless exercise provisions), to be received by Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

(i) When Adjustment not Required. If Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to members thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled; provided that, if Warrant Holder has exercised the Warrant in whole or in part after an adjustment has been made and prior to the legal abandonment of the event or action that caused such adjustment, such prior adjustment shall remain in effect with respect to such Warrant exercise.

(j) Notice of Adjustment. Whenever the Exercise Price is adjusted, Company shall provide the notices required by Section 13 hereof.

(k) Voluntary Reduction. Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least twenty (20) days and if the reduction is irrevocable during the period.

Whenever the Exercise Price is reduced, Company shall mail to the registered holder of the Warrant Certificate a notice of the reduction. Company shall mail the notice at least fifteen (15) days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 10.

(l) Reorganization of Company. If any transaction constituting a Disposition Transaction shall be effected in such a way that holders of Common Stock of Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such transaction, lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Agreement and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such transaction with respect to or in exchange for the number of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of Warrant Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Common Stock purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. For a period of twelve (12) months following the Closing Date, Company will not effect any such transaction, unless prior to the consummation thereof the successor entity (if other than Company) resulting from the Disposition Transaction or the entity purchasing, leasing or otherwise acquiring such assets shall assume by written instrument addressed to Warrant Holder, executed and mailed or delivered to Warrant Holder at the last address thereof appearing on the books of Company, the obligation to deliver to such Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrant Holder may be entitled to purchase. “Disposition Transaction” means the disposition (whether structured as a sale, lease or otherwise) by Company or any of its affiliates, directly or indirectly, in one transaction or a series of transactions of any or all of the shares of (or other equity or voting interests in) Company or any or all of the assets or businesses of Company, whether by way of merger, consolidation, tender offer, exchange offer, liquidation, dissolution, joint venture, purchase, recapitalization or similar transaction.

(m) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 10 (other than Section 10(f)), the Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (rounded upwards to the next whole share) obtained from the following formula:

N’= N x  E

                E’

where:

N’ =	the adjusted number of Warrant Securities issuable upon exercise of the Warrant by payment of the adjusted Exercise Price.

N =	the number of Warrant Securities previously issuable upon exercise of the Warrant by payment of the Exercise Price prior to adjustment.

E’ =	the adjusted Exercise Price.

E =	the Exercise Price prior to adjustment.

(n) Form of Warrant. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, any Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement.

SECTION 11. Capitalization; Adjustment to the Number of Warrant Securities. Company hereby represents, warrants and covenants to Warrant Holder as follows:

(a) The authorized capital stock of Company consists of 100,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. As of the date of this Agreement (i) 16,436,886 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable, (ii) no shares of Preferred Stock are issued and outstanding and (iii) 2,525,685 shares of Common Stock are issuable upon exercise, conversion or exchange of outstanding options, warrants (including the Warrant), rights or other securities (the “Derivative Securities”). Except as contemplated by clauses (i) through (iii) above, there are no other shares of capital stock or other equity securities of Company outstanding, and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which Company or any of its subsidiaries or affiliates is a party or may be bound, requiring the issuance or sale of shares or other equity securities of Company or securities or rights convertible into or exchangeable or exercisable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable or exercisable for such shares or other equity securities.

(b) All of the shares of Common Stock issuable upon exercise, conversion or exchange of the Derivative Securities as of the Closing Date (after giving effect to the transactions contemplated under the Purchase Agreement and whether or not in the money) shall be included in calculating the number of Warrant Securities issuable upon the exercise of the Warrant. The parties agree that, in the event that prior to the issuance of all of the Warrant Securities issuable upon exercise of the Warrant, the number of shares of Common Stock issuable upon exercise, conversion or exchange of the Derivative Securities decreases due to the expiration, cancellation or other termination of any Derivative Securities, then the number of shares to be acquired upon exercise of the Warrant shall be equitably adjusted downward.

SECTION 12. Financial Statements; Other Documents. The Company shall provide promptly to Warrant Holder at no cost to Warrant Holder a copy of all financial statements and budgets of the Company and its Subsidiaries, and all other documents which it is required to provide to the Collateral Agent and the Purchaser under the Purchase Agreement.

SECTION 13. Notices to Warrant Holders. On the Closing Date and upon any adjustment of the Exercise Price pursuant to Section 10, Company shall promptly thereafter (i) cause to be filed with Company a certificate of Ernst & Young LLP or another firm of independent public accountants of nationally recognized standing selected by the Board of Directors, if acceptable to the Warrant Holder, setting forth the Exercise Price as of the Closing Date or after such adjustment, as applicable, and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Securities (or portion thereof) issuable, as applicable, on the Closing Date or after such adjustment in the Exercise Price, upon exercise of the Warrant and payment of the initial Exercise Price or the adjusted Exercise Price, as applicable, which certificate shall be presumptive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to the registered holder of the Warrant Certificate written notice of the initial Exercise Price or such adjustments, as applicable. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

In case on or after the date of this Agreement:

(a) Company shall authorize the issuance to any holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(b) Company shall authorize the distribution to any holders of shares of Common Stock of evidences of its indebtedness or assets (including without limitation ordinary quarterly cash dividends);

(c) of any consolidation or merger to which Company is a party and for which approval of any stockholders of Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant, or a tender offer or exchange offer made by Company for shares of Common Stock;

(d) of the voluntary or involuntary dissolution, liquidation or winding up of Company;

(e) Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10;

(f) Company proposes to issue, sell, grant or distribute any Equity Security; or

(g) of any proposed transaction that would constitute a Disposition Transaction or a Conversion (whether or not a transaction of the type described in Section 10(k));

then Company shall cause to be given to the registered holder of the Warrant Certificate, at least twenty (20) days (or ten (10) days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly (and, in any event, within ten (10) days) in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distributions are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer made by Company for shares of Common Stock, (iii) the date on which any such Disposition Transaction, Conversion or other transaction is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable in connection with such Disposition Transaction or other transaction, or (iv) the date on which any such issuance, sale, grant or distribution or other transaction is expected to become effective or consummated.

Company shall provide to Warrant Holder, within five (5) days following request by Warrant Holder, such other information or documents as Warrant Holder may reasonably request regarding any event described in clauses (a) through (g) above as to which Company shall have given Warrant Holder notice pursuant to the immediately preceding paragraph.

Nothing contained in this Agreement or in the Warrant Certificate shall be construed as conferring upon Warrant Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of Directors of Company or any other matter, or any rights whatsoever as stockholders of Company.

SECTION 14. Survival of Rights. This Agreement and Article 8 and Article 9 of the Purchase Agreement shall remain in effect by and between the Company and Warrant Holder and their respective successors and assigns hereunder so long as the Warrant remains unexercised in whole or in part. Article 9 of the Purchase Agreement is hereby incorporated herein by this reference and, notwithstanding anything to the contrary in the Purchase Agreement, shall run in favor of, and for the benefit of, and may be enforced by Warrant Holder and its respective successors and assigns.

SECTION 15. Notices to Company and Warrant Holder. Any notice or demand authorized by this Agreement to be given or made by Warrant Holder to or on Company shall be sufficiently given or made when and if delivered by a recognized overnight delivery service, or deposited in the mail, first class or registered, postage prepaid, addressed to the office of Company expressly designated by Company for purposes of this Agreement (until Warrant Holder is otherwise notified in accordance with this Section by Company), as follows:

IMPCO Technologies, Inc.

16804 Gridley Place

Cerritos, California 90703

Telecopier No.: (562) 924-8063

Attention: Mr. Robert M. Stemmler

with a copy to:

Davis Wright Tremaine LLP

2600 Century Square

1501 Fourth Avenue

Seattle, WA 98101

Telecopier No.: (206) 628-7699

Attention: Marcus J. Williams, Esq.

Any notice pursuant to this Agreement to be given by Company to the registered holder of the Warrant Certificate shall be sufficiently given when and if delivered by a recognized overnight delivery service, or deposited in the mail, first-class or registered, postage prepaid, addressed (until Company is otherwise notified in accordance with this Section by such Warrant Holder) to such Warrant Holder at the following address:

Bison Capital Structured Equity Partners, LLC

100 Wilshire Boulevard, Suite 450

Santa Monica, California 90401

Telecopier: (310) 260-6576

Attention: Mr. Douglas B. Trussler

with a copy to:

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071

Telecopier: (213) 891-8763

Attention: Dominic Yoong, Esq.

SECTION 16. Consents and Best Efforts. Company shall as soon as practicable after the date hereof, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any individual, firm, corporation, partnership, trust, unincorporated organization or other entity or a government or agency or political subdivision thereof necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, and Warrant Holder shall cooperate with Company with respect thereto. In addition, subject to the terms and conditions provided herein, Company covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of Company’s obligations hereunder.

SECTION 17. Successors. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties’ respective successors and assigns hereunder.

SECTION 18. Governing Law. THIS AGREEMENT AND THE WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

SECTION 19. Benefits of This Agreement. This Agreement shall be for the sole and exclusive benefit of Company and Warrant Holder and their permitted successors and assigns. There are no intended third party beneficiaries of this Agreement.

SECTION 20. Interpretation. This Agreement shall be interpreted in accordance with its fair meaning and shall not be interpreted in favor of one party or the other.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, Company and Warrant Holder have caused this Common Stock Warrant Agreement to be executed and delivered by their respective officers or authorized signatories thereunto duly authorized, all as of the day and year first above written.

IMPCO TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

S-1

ANNEX 1

TO WARRANT AGREEMENT

Form of Warrant Certificate

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

No. 1	500,000 Shares

Warrant Certificate

IMPCO TECHNOLOGIES INC.

This Warrant Certificate (the “Warrant”) certifies that BISON CAPITAL STRUCTURE EQUITY PARTNERS, LLC, a Delaware limited liability company (“Bison Capital”), or its registered assigns, is the registered holder of one Warrant expiring at 5:00 p.m., Los Angeles time, on the fifth anniversary of the Closing Date (as defined in the Purchase Agreement, defined below) (the “Warrant Termination Date”), to purchase common stock, $0.001 par value, (the “Common Stock”), of IMPCO Technologies, Inc., a Delaware corporation (“Company”). Subject to the terms and conditions hereinafter set forth and set forth in the Warrant Agreement (defined below), the holder upon exercise of the Warrant is entitled to receive from Company prior to the Warrant Termination Date, 500,000 shares of fully paid and nonassessable shares of Common Stock upon exercise of Derivative Securities (as defined in the Warrant Agreement) outstanding on the Closing Date at the initial per-share exercise price of $2.00 per share (the “Exercise Price”).

The Exercise Price shall be payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below. Notwithstanding the foregoing, the Warrant may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 6(a) of the Warrant Agreement. The Exercise Price and number of Warrant Securities issuable upon exercise of the Warrant shall be initially determined as of the Closing Date as set forth herein and are subject to adjustment thereafter upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is made to that certain Securities Purchase Agreement, dated as of July [    ], 2003, by and between Company and Bison Capital (as amended, restated or otherwise

i

modified from time to time, the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.

The Warrant may not be exercised after 5:00 p.m., Los Angeles time, on the Warrant Termination Date and to the extent not exercised by such time such Warrant shall become void.

The Warrant is issued pursuant to a Common Stock Warrant Agreement dated as of July [    ], 2003 (the “Warrant Agreement”) and the Purchase Agreement, duly executed and delivered by Company, which Warrant Agreement and Purchase Agreement are hereby incorporated by reference in and made a part of this instrument and are hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Company and the holder (the word “holder” meaning the registered holder) of the Warrant. A copy of the Warrant Agreement or the Purchase Agreement may be obtained by the holder hereof upon written request to Company.

The Warrant may be exercised at any time commencing on Closing Date and until 5:00 p.m., Los Angeles time, on the Warrant Termination Date. The holder of the Warrant evidenced by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in accordance with the Warrant Agreement at the office of Company designated for such purpose. In the event that upon any exercise of the Warrant evidenced hereby the number of Warrant Securities issuable upon such exercise shall be less than the total number of Warrant Securities evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrant Securities not exercised.

Each of the Warrant, the Warrant Agreement and the Purchase Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, each of the Warrant and the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of the Warrant shall be adjusted.

The holder of the Warrant is entitled, in certain circumstances, to certain registration rights with respect to the Warrant Securities issuable upon the exercise of the Warrant. Such registration rights are set forth in a Registration Rights Agreement of even date herewith between the Company and Bison Capital (the “Registration Rights Agreement”). By acceptance of this Warrant Certificate, the holder hereof agrees that upon exercise, in whole or in part, of the Warrant evidenced by this Warrant Certificate, such holder will be bound by the Registration Rights Agreement as a holder of Registrable Securities thereunder. A copy of the Registration Rights Agreement may be obtained by the holder of this Warrant Certificate upon written request to the Company, and upon request by the Company (whether or not made as a condition to effecting transfer to such person) such holder shall execute and deliver a form of joinder thereto as is reasonably satisfactory to the Company.

The Warrant Certificate, when surrendered at the office of Company by the registered holder thereof in person or by legal representative or attorney duly authorized in

ii

writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrant Securities.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant Securities shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Neither the Warrant nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Company.

(Signature Page Follows)

iii

IN WITNESS WHEREOF, Company has caused this Warrant Certificate to be signed by its duly authorized officers.

Dated: [            ], 2003

IMPCO TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

Form of Election to Purchase

(To Be Executed Upon Exercise Of The Warrant)

The undersigned hereby irrevocably (subject to Section 6(e)) of the Warrant Agreement) elects to exercise the right, represented by this Warrant Certificate, to receive              shares of Common Stock, $0.001 par value per share, of IMPCO TECHNOLOGIES, INC., a Delaware corporation, and herewith tenders payment for such shares in the amount of $             in accordance with the terms hereof, unless the holder is exercising the Warrant pursuant to the net exercise provisions of Section 6(a) of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of                                          , whose address is                                                          , and that such shares be delivered to                                         , whose address is                                                          . If said number of shares is less than all of the Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                         , whose address is                                                          , and that such Warrant Certificate be delivered to                                         , whose address is                                                          .

Signature:

Date: